UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 31, 2018

AMERICOLD REALTY TRUST (Exact name of registrant as specified in its charter)

Maryland	001-34723	93-0295215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Glenlake Parkway, South Tower, Suite 600 Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)
(678) 441-1400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 30, 2018, Joel A. Holsinger informed the Board of Trustees (the “Board”) of Americold Realty Trust (the “Company”) that he would resign from the Company’s Board effective May 30, 2018. Mr. Holsinger’s decision to resign did not involve any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Holsinger did not hold a position on any committee of the Board. Mr. Holsinger was one of two designees of YF ART Holdings, L.P. (“YF ART Holdings”) to the Board.
On May 31, 2018, the Company appointed Ronald Burkle to the Board. Mr. Burkle’s appointment was made pursuant to the right of YF ART Holdings to designate a replacement for Mr. Holsinger pursuant to the Amended and Restated Shareholders Agreement, dated January 18, 2018, by and among the Company and the shareholders of the Company signatories thereto.
Mr. Burkle founded The Yucaipa Companies in 1986 and is widely recognized as one of the preeminent investors in the retail, distribution, technology, entertainment, sports and hospitality industries. He has served as Chairman of the Board and/or controlling shareholder of numerous companies through The Yucaipa Companies, including Soho House, Golden State Foods, Dominick’s, Fred Meyer, Ralphs and Food4Less. Mr. Burkle is Co-Chairman of the Burkle Center for International Relations at UCLA and is broadly involved in the community. He is a member of the Board of The Scripps Research Institute, the National Urban League and Frank Lloyd Wright Conservancy. He is a trustee of the Carter Center, and AIDS Project Los Angeles (APLA). Mr. Burkle was the Founder and Chairman of the Ralphs/Food4Less Foundation and the Fred Meyer Inc. Foundation. He previously served as a member of the boards of Occidental Petroleum Corporation (NYSE: OXY), KB Home (NYSE: KBH), Kaufman & Broad S.A. (Euronext: KOF), Yahoo! (Nasdaq: YHOO), the J. Paul Getty Trust, the Los Angeles County Museum of Art, The Music Center and the Museum of Contemporary Art, Los Angeles. Mr. Burkle has received numerous honors and awards, including the AFL-CIO’s Murray Green Meany Kirkland Community Service Award, the Los Angeles County Federation of Labor Man of the Year, the Los Angeles County Boy Scouts Jimmy Stewart Person of the Year Award and the APLA Commitment to Life Award. Mr. Burkle was previously a member of the Company’s Board from December 2010 until January 2018.
Mr. Burkle indirectly controls YF ART Holdings GP, LLC, the general partner of YF ART Holdings and a significant shareholder of the Company, and may be deemed to have voting and dispositive power with respect to the common shares of the Company directly owned by YF ART Holdings.
In connection with his appointment to the Board, Mr. Burkle will enter into an indemnification agreement with the Company. The information set forth regarding indemnification agreements that the Company enters into with its executive officers and trustees under the heading “Indemnification Agreements with Executive Officers and Trustees” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 is hereby incorporated by reference. In addition, the information set forth regarding certain related party transactions between the Company and YF ART Holdings under the heading “Certain Relationships and Related Transactions, and Director Independence” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 is hereby incorporated by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 1, 2018

AMERICOLD REALTY TRUST
By:	/s/ Marc Smernoff
Name:	Marc Smernoff
Title:	Chief Financial Officer and Executive Vice President